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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 2, 2003

TRIQUINT SEMICONDUCTOR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22660	95-3654013
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 NE Brookwood Parkway Hillsboro, OR 97124
(Address of principal executive offices) (Zip Code)

(503) 615-9000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

The undersigned Registrant hereby amends the following items, financial statements, exhibits, or other portions of its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on January 17, 2003 as set forth in the pages attached hereto:

Item 7. Financial Statements and Exhibits.

(a)                                  Financial statements of business acquired.

Based on the materiality of this Acquisition to TriQuint Semiconductor, Inc. (“TriQuint”), Rule 3-05(b)(2)(ii) of Regulation S-X requires TriQuint to furnish audited financial statements for the acquired business as specified in Rule 3-01 and Rule 3-02.

The following audited financial statements are hereby included in this Form 8-K/A on pages F-2 to F-12.

•                                          Report of Independent Accountants

•                                          Statement of Certain Assets and Liabilities of Optoelectronic Components Business to be Sold of Agere Systems as of September 30, 2002 and September 30, 2001

•                                          Statements of Net Sales, Cost of Sales and Direct Operating Expenses of Optoelectronic Components Business of Agere Systems for the year ended September 30, 2002, 2001 and 2000

•                                          Notes to Financial Statements of Optoelectronic Components Business of Agere Systems

(b)                                 Pro forma financial information

The following unaudited condensed consolidated pro forma financial statements are hereby included in this Form 8-K/A on pages F-13 to F-19. TriQuint believes the provision of these unaudited condensed consolidated pro forma financial statements to be in compliance with the requirements of Rule 3-05 of Regulation S-X as the most appropriate presentation under the circumstances:

•                                          Unaudited Condensed Consolidated Pro Forma Balance Sheet as of September 30, 2002

•                                          Unaudited Condensed Consolidated Pro Forma Statements of Operations for the nine months ended September 30, 2002 and the year ended December 31, 2001

•                                          Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements

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(c)                                  Exhibits.

Exhibit	Description

2.1†	Asset Purchase Agreement by and between Agere Systems Inc. and TriQuint Semiconductor, Inc. dated as of October 21, 2002
2.1.1†	Amendment No. 1 to Asset Purchase Agreement by and between Agere Systems Inc. and TriQuint Semiconductor, Inc. dated as of January 2, 2003
2.1.2†	Assignment and Bill of Sale and Assumption Agreement by and between Agere Systems Inc. and TriQuint Optoelectronics, Inc. dated as of January 2, 2003
2.1.3†	Assignment and Bill of Sale and Assumption Agreement by and between Agere Systems Inc. and TriQuint Technology Holding Co. dated as of January 2, 2003
2.1.4†	Intellectual Property Agreement by and between Agere Systems Inc. and TriQuint Semiconductor, Inc. dated as of January 2, 2003.
2.1.5†	Purchase Agreement by and between Agere Systems Inc. and TriQuint Semiconductor, Inc. dated as of January 2, 2003
2.1.6†	Transition Services Agreement by and between Agere Systems Inc. and TriQuint Semiconductor, Inc. dated as of January 2, 2003
2.1.7†

Equity Purchase Agreement by and among Agere Systems Inc., Agere Systems International, LLC, TriQuint Semiconductor, Inc., TriQuint International Holding Co., TriQuint International Holding LLC and Agere Systems de Mexico, S. DE R.L. DE C.V. dated as of January 2, 2003

23.1	Consent of PricewaterhouseCoopers LLP, independent auditors to Agere Systems Inc.
99.1†	Press Release dated January 2, 2003

†                                          Previously filed.

Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the above exhibits have been omitted. The Registrant agrees to supplementally furnish such schedules upon request of the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this amendment to its report to be signed on its behalf by the undersigned, thereunto duly authorized.

March 17, 2003	By:	/s/ RAYMOND A. LINK
Raymond A. Link
Vice President, Finance and Administration, Chief Financial Officer and Secretary

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5

Report of Independent Accountants

To the Board of Directors and Stockholders of

Agere Systems Inc.:

We have audited the accompanying statement of certain assets and liabilities of the optoelectronic components business to be sold (“the Business”) of Agere Systems Inc. (“Agere”) as of September 30, 2002 and 2001, and the related statement of net sales, cost of sales and direct operating expenses for each of the three years in the period ended September 30, 2002. These financial statements are the responsibility of Agere’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K of TriQuint Semiconductor, Inc.) and, as described in Note 1, are not intended to be a complete presentation of the Business’ financial position, results of operations and cash flows.

In our opinion, the financial statements referred to above present fairly, in all material respects, the certain assets and liabilities to be sold of the Business as of September 30, 2002 and 2001 and the net sales, cost of sales and direct operating expenses described in Note 1 of the Business for each of the three years in the period ended September 30, 2002, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 3 to the financial statements, effective October 1, 2001, the Business changed its accounting method for the impairment or disposal of long-lived assets.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

March 14, 2003

Agere Systems Inc.
Optoelectronic Components Business to be Sold

Statement of Certain Assets and Liabilities of the Optoelectronic Components Business to be Sold
As of September 30, 2002 and 2001 (Dollars in thousands)

	September 30,
	2002	2001

ASSETS
Inventories	$18,027	$77,887
Property, plant and equipment – net	—	330,632
TOTAL ASSETS	18,027	408,519

LIABILITIES
Vacation liability	731	682
Product warranties	3,734	5,791
TOTAL LIABILITIES	4,465	6,473

NET ASSETS TO BE SOLD	$13,562	$402,046

The accompanying notes are an integral part of these financial statements.

Agere Systems Inc.
Optoelectronic Components Business to be Sold

Statement of Net Sales, Cost of Sales and Direct Operating Expenses
For the Years Ended September 30, 2002, 2001 and 2000 (Dollars in thousands)

	Year Ended September 30,
	2002	2001	2000

Net sales	$198,200	$1,090,100	$1,142,800

Cost of sales	360,900	990,600	582,800

Gross profit (loss)	(162,700)	99,500	560,000

Direct operating expenses:
Research and development	120,000	201,200	118,800
Marketing and sales	26,400	65,100	39,400
Purchased in-process research and development	—	—	34,300
Restructuring and related charges net	406,953	175,414	—
Impairment of goodwill and other acquired intangibles	107,000	275,000	—
Amortization of goodwill and other acquired intangibles	13,623	50,284	14,386
Loss on sale of property, plant and equipment – net	5,687	2,893	—

Total direct operating expenses	679,663	769,891	206,886

(Deficiency) excess of net sales over cost of sales and direct operating expenses	$(842,363)	$(670,391)	$353,114

The accompanying notes are an integral part of these financial statements.

Agere Systems Inc.
Optoelectronic Components Business to be Sold

Notes to Financial Statements
(Dollars in thousands)

1. Background and Basis of Presentation

The accompanying financial statements have been prepared for the purpose of presenting certain assets and liabilities of the optoelectronic components business (the “Business”) of Agere Systems Inc. (“Agere”), which are to be sold pursuant to the purchase and sale agreement dated October 21, 2002, between Agere and TriQuint Semiconductor, Inc. (“TriQuint”), and its net sales, cost of sales and direct operating expenses. As part of the sale, Agere’s facilities in Breinigsville, Pennsylvania and Matamoros, Mexico are to be transferred to TriQuint and approximately 340 of Agere’s employees are to join TriQuint. Agere will manufacture and supply certain optoelectronic components to TriQuint for a short period under a transitional manufacturing agreement ending on or before March 31, 2003. The financial statements do not reflect any effects of the sale of the Business. See Note 12.

The sale includes the products, technology and certain facilities related to the Business, which includes lasers, detectors, modulators, passive components, arrayed waveguide-based components, amplifiers, transmitters, receivers, transceivers, transponders, and micro electro-mechanical systems. The agreement does not include Agere’s business that provides optoelectronic components for cable television transmission systems, telecom access and satellite communications components. The Business was managed as part of Agere’s Infrastructure Systems segment and prior to Agere’s separation from Lucent Technologies Inc. (“Lucent”) effective February 1, 2001, was managed as part of Lucent’s Microelectronics and Communications Technologies segment.

Lucent was the majority stockholder and a related party of Agere until June 1, 2002 when Lucent distributed all of the Agere common stock it then owned to its stockholders. Revenue from products of the Business sold to Lucent in fiscal 2002, through June 1, 2002, was $38,100. Revenue from products of the Business sold to Lucent for fiscal 2001 and 2000 was $161,410 and $319,208, respectively. Products purchased for the Business from Lucent were $22,175 and $21,020 for fiscal 2001 and 2000, respectively. There were no purchases of products from Lucent in fiscal 2002.

Agere did not maintain the Business as a separate business unit nor did management analyze the Business as a separate line of business and external financial statements historically have not been prepared. The accompanying financial statements have been derived from the historical records of Agere in order to present the certain assets and liabilities of the Business to be sold as of September 30, 2002 and 2001 and the net sales, cost of sales and direct operating expenses for the years ended September 30, 2002, 2001 and 2000 in accordance with accounting principles generally accepted in the United States of America. These financial statements are not intended to be a complete presentation of the Business’s financial position, results of operations and cash flows. The historical operating results of the Business may not be indicative of its results in the future or what its results of operations, financial position and cash flows would have been had it been a stand-alone company.

The statement of net sales, cost of sales and direct operating expenses for the Business includes allocations for certain costs, including factory overhead and support functions, such as, quality assurance, logistics, information technology, and the global sales force. Management believes the methodologies applied for the allocation of these costs are reasonable. There are certain costs that have not been allocated including corporate-wide marketing, general and administrative expenses, interest and income taxes. Agere also provides the Business with various infrastructure and support services, which among other things include real estate, computer and network systems, human resources, payroll, accounting and cash management and legal support. These costs do not directly support the Business and were not allocated to the Business or segregated for external financial reporting purposes. Accordingly, the inclusion of these costs is not practicable.

All cash flow activities were funded by Agere and, prior to the receipt by Agere of the proceeds from its initial public offering in April 2001, by Lucent. Therefore, a statement of cash flows, including cash flows from operating, investing and financing activities is not presented, as the Business did not maintain a cash balance. For supplemental cash flow information see Note 11.

2. Summary of Significant Accounting Policies

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, the product has been delivered and title and risk of loss have been transferred, the sales price is fixed or determinable and collection of the resulting receivable is reasonably assured. The Business recognizes revenue from product sales to distributors when all obligations have been satisfied. The Business’s distributor arrangements generally provide for limited product returns and price protection.

Cost of Sales

Cost of sales includes direct manufacturing costs and allocated costs for support functions such as quality assurance, factory accounting, logistics, information technology, and supply chain and demand planning. These allocations are based on the percentage of the Business’s planned revenue compared to Agere’s total planned revenue.

Research and Development Expense

Research and development costs are charged to expense as incurred. Direct research and development expenses include salaries and benefit costs of Business personnel that conduct applied or development research to develop new products, technologies and software that are used in the design and manufacture of the Business’s products. These costs also include the direct materials and supplies used in this research.

Marketing and Sales Expense

Marketing and sales expense includes direct costs of product management, market planning, market operations, product line planning and management, advertising and an allocation of the salary and benefit costs of Agere’s global sales force based on the nature of the sales effort. Costs associated with Agere’s corporate-wide advertising, business development, strategic planning and other indirect support activities were not allocated to the Business.

Amortization of Goodwill and Other Acquired Intangibles

Goodwill and other acquired intangibles are amortized on a straight-line basis over the periods benefited, principally in the range of seven to eight years. Goodwill is the excess of the purchase price over the fair value of identifiable net assets acquired in business combinations accounted for as purchases.

Inventories

Inventories are stated at the lower of cost, determined on a first-in, first-out basis, or market. Inventory provisions are reflected within cost of sales and are calculated in accordance with Agere’s inventory valuation policy, which is based on a review of forecasted demand compared with existing inventory levels. The Business recorded inventory provisions, including purchase order cancellations, of $40,727, $314,375 and $7,558 in fiscal 2002, 2001 and 2000, respectively. The following table shows inventory by category.

	September 30,
	2002	2001
INVENTORIES
Completed goods	$3,094	$18,646
Work in process	6,389	37,750
Raw materials	8,544	21,491

Inventories	$18,027	$77,887

Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation and amortization is determined primarily using the straight-line method over the estimated useful lives of the various asset classes, which range from three to five years for machinery, electronic and other equipment, and up to forty years for buildings. Major renewals and improvements are capitalized and minor replacements, maintenance, and repairs are charged to current operations as incurred. Depreciation and amortization expense for fiscal 2002, 2001 and 2000 was $80,056, $55,807 and $39,283, respectively. As of September 30, 2002, all property, plant and equipment related to the Business was fully impaired. See Note 9 for details. Property, plant and equipment consists of the following asset classes:

	September 30,
	2002	2001
PROPERTY, PLANT AND EQUIPMENT—NET
Land and improvements	$—	$14,208
Buildings and improvements	—	199,884
Machinery, electronic and other equipment	—	511,494

Total property, plant and equipment	—	725,586

Less: accumulated depreciation and amortization	—	(394,954)

Property, plant and equipment—net	$—	$330,632

The Business recorded increased depreciation of $24,469 in fiscal 2002, which is recorded in cost of sales. The increased depreciation was due to a change in accounting estimate as a result of shortening the estimated useful lives of certain assets in connection with restructuring activities. The Business did not have any increased depreciation in fiscal 2001 or 2000.

Vacation Liability

The vacation liability is for vacation earned by the employees of the Business that are to be transferred to TriQuint from Agere.

Product Warranties

The product warranties liability represents the estimated cost of known or potential warranty claims based on historical experience.

Impairment of Long-lived Assets

Long-lived assets, including goodwill and other acquired intangibles, are reviewed for impairment whenever events such as a significant industry downturn, product discontinuance, plant closures, product dispositions, technological obsolescence or other changes in circumstances indicate that the carrying amount may not be recoverable. When such events occur, the carrying amount of the assets is compared to the undiscounted expected future cash flows. If this comparison indicates that there is an impairment, the amount of the impairment is calculated using discounted expected future cash flows.

Use of Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and revenue and expenses during the period reported. Actual results could differ from those estimates.

3. Recent Pronouncements

SFAS 144

In October 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). SFAS 144 supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long Lived-Assets to be Disposed of” (“SFAS 121”), and the accounting and reporting provisions for the disposal of a segment of a business contained in APB Opinion No. 30 “Reporting the Effects of a Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions.” SFAS 144 establishes a single accounting model for long-lived assets to be disposed of by sale and broadens the presentation of discontinued operations. Although Agere was not required to adopt SFAS 144 until the first quarter of fiscal 2003, Agere elected to adopt this pronouncement effective October 1, 2001. Accordingly, the Business’s prior year financial statements have been reclassified for comparative purposes in accordance with the transition guidance in SFAS 144. The early adoption of SFAS 144 did not have a material effect on the Business’s financial condition or results of operations.

SFAS 146

In June 2002, the FASB issued SFAS No. 146, “Accounting for Exit or Disposal Activities” (“SFAS 146”). SFAS 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force (“EITF”) set forth in EITF Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)” (“EITF 94-3”). The scope of SFAS 146 also includes (1) costs related to terminating a contract that is not a capital lease, (2) termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract and (3) costs to consolidate facilities or relocate employees. SFAS 146 is effective for exit or disposal activities initiated after December 31, 2002. However, in accordance with the transition provisions of SFAS 146, this pronouncement will be adopted effective October 1, 2002. Although the timing of the liability recognition for new restructuring initiatives will change from the commitment date to the date the liability is incurred, the Business does not expect any material impacts on its financial condition or results of operations. This statement has no effect on previously announced restructuring initiatives.

4. Acquisitions

The following table presents information about the acquisition of Herrmann Technology, Inc. (“Herrmann”) that occurred in June of 2000. Herrmann was a developer and manufacturer of passive optical filters that could be used in conjunction with active optoelectronic components. The purchase price was paid in Lucent common stock and options. In addition, certain former stockholders of Herrmann received 677,019 additional shares of Lucent common stock based on retention and the achievement of specified milestones. The acquisition was accounted for under the purchase method of accounting, and the acquired technology valuation included existing technology, purchased in-process research and development (“IPRD”) and other intangibles. The financial statements include the results of operations and the estimated fair value of assets and liabilities assumed from the date of acquisition. Herrmann is 100% owned.

						Amortization Period (in years)
	Purchase Price		Existing	Other	Purchased IPRD		Existing	Other
		Goodwill	Technology	Intangibles		Goodwill	Technology	Intangibles
Herrmann	$431,540	$383,596	$52,000	$15,500	$34,300	8	7	7

Included in the purchase price for Herrmann was IPRD, which was a non-cash charge to earnings for technology that had not reached technological feasibility and had no future alternative use. The remaining purchase price was allocated to tangible assets and intangible assets, including goodwill and other acquired intangibles, less liabilities assumed. The value allocated to IPRD was determined utilizing an income approach that included an excess earnings analysis reflecting the appropriate cost of capital for the investment. Estimates of future cash flows related to IPRD were made for each project based on Lucent’s estimates of revenue, operating expenses and income taxes from the project. These estimates were consistent with historical pricing, gross margins and expense levels for similar products.

Management is primarily responsible for estimating the fair value of the assets and liabilities acquired and has made estimates and assumptions that affect the reported amounts of assets, liabilities and expenses resulting from this acquisition. Actual results could differ from those amounts.

5. Impairment of Goodwill and Other Acquired Intangibles

Goodwill and other acquired intangibles associated with the Herrmann acquisition were evaluated for impairment in the period in which Agere became aware of events or occurrences that indicated an impairment may exist. Impairment assessments were performed as a result of weakening economic conditions and decreased current and expected future demand for products in the markets in which the Business operates. The fair value of Herrmann was determined using a discounted cash flow model based on growth rates and margins reflective of lower demand for its products, as well as anticipated future demand. Discount rates used were based upon Agere’s weighted average cost of capital adjusted for business risks. These amounts were based on management’s best estimate of future results.

As a result of these assessments, Agere determined that an impairment of goodwill and other acquired intangibles existed. During fiscal 2002 and 2001, the Business recorded a charge of $107,000 and $275,000, respectively, to reduce goodwill and other acquired intangibles related to the acquisition of Herrmann.

6. Employee Benefit Plans

The Business participates in various employee benefit plans in numerous countries that are sponsored by Agere, including pension, savings, postretirement and postemployment plans. Prior to January 1, 2002 the savings, postretirement and postemployment plans and prior to June 1, 2002 the pension plan were sponsored by Lucent. Detailed information concerning costs of these plans is not available for the Business, but is included as part of the labor costs. The specific charges and obligations under these plans related to the Business are not separately identifiable.

Agere has stock-based compensation plans under which employees of the Business receive stock options. Agere applies Accounting Principals Board Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations in accounting for its stock option plan. At this time it is not practicable to determine pro forma expense in accordance with SFAS No. 123, “Accounting for Stock-Based Compensation.”

7. Leases

Rental expense under operating leases related to the Business was $3,550, $2,573 and $496 for fiscal 2002, 2001 and 2000, respectively. As part of the sale, the non-cancelable operating lease on Agere’s facility in Matamoros is to be transferred to TriQuint. This lease expires December 2007 and the table below shows the future minimum lease payments as of September 30, 2002. Such payments total $3,864.

Year Ended September 30,
2003	2004	2005	2006	2007	Later Years

$736	$736	$736	$736	$736	$184

8. Certain Risks and Concentrations

The Business’s sales are concentrated in the optoelectronic component market, which is competitive and rapidly changing. Significant technological changes in the market or customer requirements, changes in customer buying behavior, or the emergence of competitive products with new capabilities or technologies could adversely affect operating results. Also, significant portions of the Business’s net sales are derived from customers that individually accounted for greater than 10% of net sales. In fiscal 2002, four customers represented approximately 25%, 21%, 17% and 11%, respectively, of the Business’s net sales. In fiscal 2001, three customers represented approximately 22%, 17% and 15%, respectively, of the Business’s net sales. In fiscal 2000, three customers represented approximately 28%, 23% and 13%, respectively, of the Business’s net sales. The loss of any of these customers could have a material adverse effect on the operations of the Business.

The Business currently purchases several different parts that are used in its optoelectronic components for which there is only one qualified manufacturer. A disruption of these sole source providers could have a material adverse effect on sales and shipments of the affected products.

9. Restructuring and Related Charges – Net

Beginning in fiscal 2001 and continuing through fiscal 2002, Agere announced restructuring and consolidation actions to improve gross profit, reduce expenses and streamline operations. These actions included workforce reductions, rationalization of manufacturing capacity, the exit of the optoelectronic components business and other restructuring related activities. These actions affected the operations of the Business as described below.

 The Business recorded net restructuring and related charges of $406,953 in fiscal 2002 comprised of charges of $443,535, offset by credits of $36,582. The Business recorded restructuring and related charges of $175,414 in fiscal 2001. All liabilities related to these actions remain the responsibility of Agere.

	Restructuring and Related Expenses
	2002		2001

Charges

Credits

Charges

Credits

Workforce reductions	$107,697	$(11,300)	$21,095	$—
Rationalization of manufacturing capacity and other charges	335,838	(25,282)	154,319	—

Total	$443,535	$(36,582)	$175,414	$—

Year Ended September 30, 2002

During fiscal 2002, the Business recorded restructuring charges of $107,697 related to workforce reductions of approximately 2,000 employees. Of the total workforce reduction charges, $81,806 represents non-cash charges that consist of the following: $70,106 for termination benefits to certain U. S. employees, including occupational employees covered under the terms of a collective bargaining agreement, that will be paid from Agere’s and Lucent’s qualified pension plans, $6,300 for curtailment charges relating to an acceleration of the prior service cost of Agere’s qualified pension plan as employees are retiring earlier than actuarially anticipated, and $5,400 for increased charges to the postretirement medical liability as employees are eligible for retiree health benefits sooner than actuarially anticipated.

During fiscal 2002, the Business recorded a workforce related restructuring credit of $11,300 that represents a non-cash credit for the decrease in the actuarially calculated severance liability due to the population decrease that was driven by the various restructuring initiatives.

The Business also recorded restructuring and related charges of $335,838 in fiscal 2002 relating to the rationalization of under-utilized manufacturing facilities, the exit of Agere’s optoelectronic components business and other restructuring related activities. Of the charges recorded for fiscal 2002, $303,477 was for property, plant and equipment impairments, $7,100 for facility restoration, $4,000 for facility lease terminations and non-cancelable leases, and $21,261 for other related costs. The other related costs are principally for the implementation of the initiatives and include costs for the relocation and training of employees and for relocation of equipment. As of September 30, 2002, all property, plant and equipment related to the Business was fully impaired.

The Business recorded restructuring credits of $25,282 in fiscal 2002. These credits consist of $18,329 for asset impairment adjustments, $754 for facility lease terminations and $6,199 for a reversal of a reserve that is not needed. The asset impairment adjustments were due to realizing $4,720 more proceeds than expected from asset dispositions and $13,609 due to the redeployment of assets. The facility lease reversal resulted from the temporary reuse of a leased facility.

Year Ended September 30, 2001

The Business recorded a restructuring charge of $21,095 for fiscal 2001 relating to the termination of approximately 1,400 employees. The Business also recorded a restructuring charge of $154,319 in fiscal 2001 relating to the rationalization of underutilized manufacturing facilities and other restructuring related activities. As part of these efforts, the Business rationalized underutilized manufacturing capacity at its facility in Breinigsville and consolidated its satellite-manufacturing site in Allentown, Pennsylvania. The restructuring charge includes an asset impairment charge of $153,011 related to property, plant, and equipment associated with the consolidation of manufacturing facilities and $1,308 related to non-cancelable leases and related costs.

10. Intangible Assets

Effective October 1, 2002, Agere adopted SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). SFAS 142 provides guidance on the financial accounting and reporting for goodwill and other acquired intangible assets. Under SFAS 142, goodwill and indefinite lived intangible assets are no longer amortized. Intangible assets with finite lives will continue to be amortized over their useful lives, which are no longer limited to a maximum life of forty years. SFAS 142 also requires that goodwill be tested for impairment at least annually. The adoption of SFAS 142 will not result in the recording of an impairment charge or any adjustments to amounts previously recorded by the Business. There were also no changes to the classification and useful lives of previously acquired goodwill and other intangible assets. Intangible asset amortization expense was $9,499, $7,013 and $2,426 for fiscal 2002, 2001 and 2000, respectively. The following table reflects the impact of SFAS 142 on (deficiency) excess of net sales over cost of sales and direct operating expenses had SFAS 142 been in effect for all periods presented.

	Year Ended September 30,
	2002	2001	2000
(Deficiency) excess of net sales over cost of sales and direct operating expenses – reported	$(842,363)	$(670,391)	$353,114
Add back goodwill amortization	4,124	43,271	11,960
(Deficiency) excess of net sales over cost of sales and directoperating expenses – as adjusted	$(838,239)	$(627,120)	$365,704

11.  Cash Flow Information

Provided below is supplemental cash flow information for the Business:

	Year Ended September 30,
	2002	2001	2000
Depreciation and amortization of property, plant and equipment	$80,056	$55,807	$39,283
Provision for inventory write-downs	40,727	314,375	7,558
Purchased in-process research and development	—	—	34,300
Non-cash restructuring and related charges	387,879	161,389	—
Impairment of goodwill and other acquired intangibles	107,000	275,000	—
Amortization of goodwill and other acquired intangibles	13,623	50,284	14,386
Capital expenditures	35,149	234,086	194,471

12. Subsequent Events

On January 2, 2003, Agere completed the sale of the Business to TriQuint for $40,000 in cash, of which $5,000 was held back pending the transfer of the Breinigsville facility. Agere will manufacture and supply certain optoelectronic components to TriQuint for a short period under the Transition Services Agreement that will end on or before March 31, 2003, at which time the Breinigsville facility will transfer to TriQuint.

Agere and TriQuint entered into the following agreements in connection with the sale of the optoelectronic components business.

Transition Services Agreement - Agere agreed to provide TriQuint certain temporary transition services in order to continue the operations of the optoelectronic components business. These transition services include, among other services, manufacturing and engineering services, purchasing and logistics support, facilities operations support, information technology services and use of Agere facilities.

Supply Agreement - Agere agreed to manufacture and supply TriQuint certain semiconductor wafers used in optoelectronics products.

Intellectual Property License Agreement - Agere licensed or transferred to TriQuint certain intellectual property unique to the optoelectronic components business.

Pro Forma Financial Information
Unaudited Condensed Consolidated
Pro Forma Financial Information

The following unaudited condensed consolidated pro forma financial statements have been prepared to give effect to TriQuint Semiconductor, Inc.’s (TriQuint’s) acquisition of certain assets and liabilities of the Agere Systems Inc.’s optoelectronic components business. These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that TriQuint believes are reasonable. The condensed consolidated pro forma financial statements do not purport to represent what the consolidated results of operations or financial position of TriQuint would actually have been if the acquisition had occurred on the dates referred to below, nor do they purport to project the results of operations or financial position of TriQuint for any future period as of any date, respectively.

The unaudited condensed consolidated pro forma balance sheet as of September 30, 2002 was prepared by combining the historical cost balance sheet at September 30, 2002 for TriQuint with the Statement of Certain Assets and Liabilities of the Optoelectronic Components Business to Be Sold at September 30, 2002, giving effect to the acquisition as though it was completed on that date.

The unaudited condensed consolidated pro forma statements of operations for the twelve month period presented were prepared by combining TriQuint’s statement of operations for the year ended December 31, 2001 with the Optoelectronic Components Business statement of Net Sales, Cost of Sales and Direct Operating Expense for the year ended September 30, 2001 giving effect to the acquisition as though it had occurred on January 1, 2001.

The pro forma reporting for the year ended December 31, 2001 combines TriQuint and the Optoelectronic Component Business results, which have different fiscal year ends. The different fiscal ends may be combined as long as the year ends are within 93 days of each other in accordance with Securities and Exchange Commission guidance.

The unaudited condensed consolidated pro forma statement of operations for the nine month period presented was prepared by combining TriQuint’s statement of operations for the nine month period ended September 30, 2002 with the Optoelectronic Components Business statement of Net Sales, Cost of Sales and Direct Operating Expense for the nine months period ended June 30, 2002, giving effect to the acquisition as though it had occurred on January 1, 2002.

These unaudited condensed consolidated pro forma statements of operations do not give effect to any restructuring costs or any potential cost savings or other operating efficiencies that could result from the acquisition, or any non-recurring charges or credits resulting from the transaction such as in-process research and development charges.

These condensed consolidated pro forma financial statements should be read in conjunction with the historical financial statements of (i) TriQuint included in its Annual Report on Form 10-K for the year ended December 31, 2001 (filed March 27, 2002), and (ii) the Optoelectronic Components Business beginning on page F-2 hereof.

Unaudited Condensed Consolidated Pro Forma Balance Sheet

September 30, 2002

(Dollars in thousands)

	TriQuint September 30, 2002	Optoelectronics Business September 30, 2002	Pro Forma Adjustments		Pro Forma Consolidated
			Footnotes	Amounts
Assets:
Current assets:
Cash and cash equivalents	$209,031	$—	1	$(40,200)	$168,831
Investments in marketable securities	127,454	—		—	127,454
Accounts receivable, net	43,411	—		—	43,411
Inventories, net	33,264	18,027	1	(8,027)	43,264
Deferred income taxes	11,387	—		—	11,387
Assets held for sale	—	—	1	1,000	1,000
Other current assets	8,664	—	1	3,530	12,194

Total current assets	433,211	18,027		(43,697)	407,541

Long-term investment in marketable securities	118,951	—		—	118,951
Property, plant and equipment, net	207,610	—	1	40,430	248,040
Deferred income taxes	34,460	—		—	34,460
Other investment	88,093	—		—	88,093
Restricted long-term assets	17,408	—		—	17,408
Other non-current assets, net	89,328	—	1	2,160	91,488

Total assets	$989,061	$18,027		$(1,107)	$1,005,981

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable and accrued expenses	$38,161	$4,465	1, 12	$11,755	$54,381
Current installments of capital lease	457	—		—	457
Current portion of unfavorable lease obligation	—	—	1, 11	280	280

Total current liabilities	38,618	4,465		12,035	55,118

Long-term debt and capital lease, less current installment	268,755	—		—	268,755
Other liabilities	—	—	1, 11	2,420	2,420
Total liabilities	307,373	4,465		14,455	326,293

Total stockholders’ equity	681,688	—	1, 10	(2,000)	679,688
Total liabilities and stockholders’equity	$989,061	$4,465		$12,455	$1,005,981

See notes to condensed consolidated pro forma financial statements.

Unaudited Condensed Consolidated Pro Forma of Operations for the Nine Months Ended

(Dollars in thousands, except share and per share amounts)

	TriQuint	Optoelectronics Business
	Nine Months Ended
	September 30, 2002	June 30, 2002	Pro Forma Adjustments		Pro Forma Consolidated
			Footnotes	Amounts

Revenues	$194,603	$171,400		$—	$366,003
Cost of goods sold	126,101	280,200	2, 3, 9, 11	(69,580)	336,721
Gross profit (loss)	68,502	(108,800)		69,580	29,282
Operating expenses:
Research, development and engineering	42,108	95,000	2	—	137,108
Selling, general and administrative	31,296	19,000	2, 3, 4	(7,796)	42,500
Impairment of long lived assets and goodwill	5,829	63,000	6	(63,000)	5,829
Restructuring and related charges	—	52,954	6	(52,954)	—
Amortization of goodwill	—	11,308	5	(11,308)	—
Loss on sale of assets	—	4,985		—	4,985
Acquisition related costs	8,575	—		—	8,575
Reduction in workforce	1,011	—		—	1,011
Total operating expenses	88,819	246,247		(135,058)	200,008
Loss from operations	(20,317)	(355,047)		204,638	(170,726)
Other income, net	2,465	—		—	2,465
Loss before income tax	(17,852)	(355,047)		204,638	(168,261)
Income tax benefit	8,873	—	8	(8,873)	—
Net loss	$(8,979)	$(355,047)		$195,765	$(168,261)

Per share data:
Basic	$(0.07)	—		—	$(1.28)

Weighted-average common shares	131,704,547	—		—	131,704,547

Diluted	$(0.07)	—		—	$(1.28)

Weighted-average common and common equivalent shares	131,704,547	—		—	131,704,547

See notes to condensed consolidated pro forma financial statements.

Unaudited Condensed Consolidated Pro Forma of Operations for the Year Ended

(Dollars in thousands, except share and per share amounts)

	TriQuint	Optoelectronics Business
	Year Ended
	December 31, 2001	September 30, 2001	Pro Forma Adjustments		Pro forma Consolidated
			Footnotes	Amounts

Revenues	$334,972	$1,090,100		$—	$1,425,072
Cost of goods sold	199,381	990,600	2, 3, 9, 11	(46,777)	1,143,204
Gross profit	135,591	99,500		46,777	281,868
Operating expenses:
Research, development and engineering	51,817	201,200	2	—	253,017
Sales, general and administrative	46,819	65,100	2, 3, 4	(5,510)	106,409
Impairment of long-lived assets and goodwill	76,933	275,000	6	(275,000)	76,933
Restructuring and related charges	—	175,414	6	(175,414)	—
Amortization of goodwill	—	50,284	5	(50,284)	—
Loss on sale of assets	—	2,893		—	2,893
Merger-related costs	7,546	—		—	7,546
Total operating expenses	183,115	769,891		(506,208)	446,798
Loss from operations	(47,524)	(670,391)		552,985	(164,930)
Other expense, net	(2,420)	—		—	(2,420)
Loss before income tax	(49,944)	(670,391)		552,985	(167,350)
Income tax benefit	18,093	—	8	(18,093)	—
Loss from continuing operations	$(31,851)	$(670,391)		$534,892	$(167,350)

Per share data:
Basic	$(0.25)	$—			$(1.29)

Weighted-average common shares	129,784,170	—			129,784,170

Diluted	$(0.25)	—			$(1.29)

Weighted-average common and common equivalent shares	129,784,170	—			129,784,170

See notes to condensed consolidated pro forma financial statements.

TriQuint Semiconductor, Inc.
Notes to Condensed Consolidated Pro Forma Financial Statements
(Dollars in thousands)

1.                                      Basis of Pro Forma Presentation

On January 2, 2003 (the “Closing Date”), TriQuint Semiconductor, Inc. (“TriQuint”) finalized the acquisition (“Acquisition”) of Agere Systems Inc.’s (“Agere”) optoelectronics business (“Optoelectronics Business”) pursuant to an Assets Purchase Agreement between Agere and TriQuint dated as of October 21, 2002 (the “Agreement”), as amended by Amendment No. 1 to the Asset Purchase Agreement dated as of January 2, 2003 (the “Amendment”).

As of the Closing Date, TriQuint paid Agere $35 million from its immediately available cash. TriQuint will pay Agere an additional $5.0 million in cash upon the closing of the transfer of certain real property, which is scheduled to occur no later than March 31, 2003. The purchase price and other terms of the transaction were determined by arms-length negotiations between TriQuint and Agere. Prior to the Closing Date of the Acquisition, none of TriQuint, its affiliates, officers or directors had any material relationship with Agere or any affiliate, officer or director of Agere.

The effects of the Acquisition have been presented using the purchase method of accounting. The total estimated purchase price of the transaction has been allocated to assets and liabilities based on management’s preliminary estimate of their fair values. The excess of fair value of the net assets acquired over the purchase price has been allocated as pro rata reduction of the amounts that otherwise would have been assigned to long-lived assets.

The preliminary allocation of the purchase price will be subject to further adjustments, which are not anticipated to be material, as TriQuint finalizes its allocation of purchase price in accordance with accounting principles generally accepted in the United States of America.

The following represents the preliminary allocation of the purchase price over the estimated fair values of the acquired assets and assumed liabilities of the Optoelectronics Business at January 2, 2003 and is for illustrative pro forma purposes only. Assuming the transaction occurred on January 1, 2001 of the respective year, the allocation would have been as follows:

Cash	$40,000
Acquisition costs	200
Total purchase consideration	$40,200
Allocation of Purchase Consideration based on fair values:
Assets acquired:
Property, plant and equipment	$40,430
Inventories	10,000
Assets held for sale	1,000
Other current assets	3,530
Identifiable intangible assets	2,160
Acquired in-process research and development	2,000
Less: Warranty reserve, accounts payable and accrued expenses	$(16,220)
Unfavorable lease obligation and other	(2,700)
Net assets acquired	$40,200

2.                                      Excluded Employees

TriQuint hired a majority of the employees of the Optoelectronics Business on January 2, 2003. However, pursuant to the Agreement, certain employees of the Optoelectronic Business did not become TriQuint’s employees.  No adjustment has been made to the condensed consolidated pro forma statements of operations to reflect the impact of not hiring certain employees as there was not supportable evidence of the expenses that would have been incurred in these areas had this transaction occurred as of the beginning of the periods presented.

3.                                      Depreciation

Adjustment was made to depreciation expense resulting from the adjustment of the book value of the Optoelectronics Business of the assets acquired to fair market value. The decrease in depreciation expense is based on the allocated depreciation fair value of the fixed assets and was calculated on the straight-line basis over the estimated life of five years for the equipment, and 39 years for the building.

4.                                      Backlog

Adjustment was made to amortize backlog of $250 on a straight-line basis over one year.

5.                                      Goodwill Amortization

Goodwill amortization adjusted for elimination of historical goodwill.

6.                                      Impairment and Restructuring Charges

Adjustment was made to eliminate the various impairment and restructuring charges recorded by the Optoelectronics Business during the periods related to the acquired assets. The acquired assets are valued at fair market value less a pro rata reduction for negative goodwill. Therefore, there would be no impairment and restructuring charges in the condensed consolidated pro forma financial statements as the acquired assets would be recorded in purchase accounting at their fair market value upon the Acquisition.

7.                                      Allocated Costs

The historical financial statements of the Optoelectronics Business include certain allocated costs from Agere. No adjustments were made to the condensed consolidated pro forma financial statements related to these allocations as there was no supportable evidence of the amounts that may have been incurred had this transaction taken place as of the beginning of the periods presented. Refer to the historical financial statements and related footnotes for the Optoelectronics Business for a summary of the allocated costs for the periods presented.

8.                                      Income Taxes

Adjustment was made to reverse previously recorded income tax benefit based on effective tax rate of 0%, had the transaction taken place as of the beginning of the periods presented and the net loss reflected in the condensed consolidated statements of operations been incurred, management would have recorded a full valuation allowance for the deferred tax assets as management believes given the pro forma loss it would not be more likely than not that the results of future operations would generate sufficient taxable income to realize the deferred tax assets.

9.                                      Amortization of Identifiable Intangible Assets Acquired

Adjustment was made to recognize amortization expense of identifiable intangible assets primarily consisting of purchased technology acquired in the transaction. Amortization expense was calculated on the straight-line basis over the expected life of seven years for identifiable intangible assets.

10.                               In-Process Research and Development

In accordance with accounting principles generally accepted in the United States of America, research and development costs are expensed as incurred. However, material non-recurring charges which result directly from the transaction and which will be recognized in TriQuint’s statement of operations within the next 12 months following the transaction were not included in the condensed consolidated pro forma statement of operations. Accordingly, the acquired in-process research and development charge of $2.0 million was not reflected in the condensed consolidated pro forma statement of operations. Pro forma effect was given to in-process research and development acquired in the condensed consolidated pro forma balance sheet as a reduction of retained earnings.

11.                               Lease Obligation

Adjustment was made as a result of an unfavorable lease obligation of $1.3 million. The unfavorable amount will be amortized over 5 years, the remaining life of the lease. TriQuint assumed the lease associated with the Matamoras, Mexico location.

12.                               Product Warranties

Adjustment to conform to TriQuint's product warranty methodology.

INDEX TO EXHIBITS

Exhibit	Description

2.1†	Asset Purchase Agreement by and between Agere Systems Inc. and TriQuint Semiconductor, Inc. dated as of October 21, 2002
2.1.1†	Amendment No. 1 to Asset Purchase Agreement by and between Agere Systems Inc. and TriQuint Semiconductor, Inc. dated as of January 2, 2003
2.1.2†	Assignment and Bill of Sale and Assumption Agreement by and between Agere Systems Inc. and TriQuint Optoelectronics, Inc. dated as of January 2, 2003
2.1.3†	Assignment and Bill of Sale and Assumption Agreement by and between Agere Systems Inc. and TriQuint Technology Holding Co. dated as of January 2, 2003
2.1.4†	Intellectual Property Agreement by and between Agere Systems Inc. and TriQuint Semiconductor, Inc. dated as of January 2, 2003.
2.1.5†	Purchase Agreement by and between Agere Systems Inc. and TriQuint Semiconductor, Inc. dated as of January 2, 2003
2.1.6†	Transition Services Agreement by and between Agere Systems Inc. and TriQuint Semiconductor, Inc. dated as of January 2, 2003
2.1.7†

Equity Purchase Agreement by and among Agere Systems Inc., Agere Systems International, LLC, TriQuint Semiconductor, Inc., TriQuint International Holding Co., TriQuint International Holding LLC and Agere Systems de Mexico, S. DE R.L. DE C.V. dated as of January 2, 2003

23.1	Consent of PricewaterhouseCoopers LLP, independent auditors to Agere Systems Inc.
99.1†	Press Release dated January 2, 2003

†                              Previously filed.

Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the above exhibits have been omitted. The Registrant agrees to supplementally furnish such schedules upon request of the Securities and Exchange Commission.